                                                                      Exhibit 21


                             Exhibit (21)* to Report
                             on Form 10-K for Fiscal
                            Year Ended June 30, 1999
                         by Parker-Hannifin Corporation

                   The Company has the following subsidiaries:

                              Domestic Subsidiaries
                              ---------------------

                                                                               Percentage
Name                                                          Incorporated      Owned(1)
----                                                          ------------      --------
iPower Distribution Group Inc.                                Ohio               100
Parker AIP Corp.                                              Delaware           100
Parker de Puerto Rico, Inc.                                   Delaware           100
Parker Finance Corp.                                          Delaware           100(2)
Parker-Hannifin Asia Pacific Co., Ltd.                        Delaware           100(3)
Parker Hannifin Customer Support Inc.                         California         100
Parker-Hannifin International Corp.                           Delaware           100
Parker Properties Inc.                                        Delaware           100
Parker Services Inc.                                          Delaware           100
Travel 17325 Inc.                                             Delaware           100

                              Foreign Subsidiaries
                              --------------------


Acadia International Insurance Limited                        Ireland            100
Alenco (Holdings) Ltd.                                        United Kingdom     100(3)
Beheermaatschappij Sempress B.V.                              Netherlands        100(4)
Brownsville Rubber Co., S.A. de C.V.                          Mexico             100
Fluid Power Industries Ltd.                                   United Kingdom     100
Parker Automotive de Mexico S.A. de C.V.                      Mexico             100
Parker Enzed (Australia) Pty. Ltd.                            Australia          100(6)
Parker Enzed (N.Z.) Limited                                   New Zealand        100(3)
Parker Enzed Equipment (Australia) Pty. Ltd.                  Australia          100(6)
Parker Enzed Technologies Pty. Ltd.                           Australia          100(6)
Parker Ermeto GesmbH                                          Austria            100(7)
Parker Fluid Connectors S.A. de C.V.                          Mexico             100(8)
Parker Hannifin (1997) Co., Ltd.                              Thailand           100(9)
Parker Hannifin (Australia) Pty. Ltd.                         Australia          100(3)
Parker Hannifin (Canada) Inc.                                 Canada             100(3)
Parker Hannifin (Espana) SA                                   Spain              100(3)
Parker Hannifin (Malaysia) Sdn Bhd                            Malaysia           100(10)
Parker Hannifin (N.Z.) Limited                                New Zealand        100
Parker Hannifin (Thailand) Co., Ltd.                          Thailand           100
Parker Hannifin (UK) Ltd.                                     United Kingdom     100(3)
Parker Hannifin A/S                                           Norway             100(11)
Parker Hannifin AB                                            Sweden             100
Parker Hannifin Argentina SAIC                                Argentina          100
Parker Hannifin B.V.                                          Netherlands        100(12)
Parker Hannifin Climate & Industrial Controls, Ltd.           Korea              100
Parker Hannifin Connectors Ltd.                               Korea              100
Parker Hannifin de Venezuela, S.A.                            Venezuela          100(3)
Parker Hannifin Denmark A/S                                   Denmark            100
Parker Hannifin Finance B.V.                                  Netherlands        100(4)


Parker Hannifin Foreign Sales Corp.                           Guam               100(3)
Parker Hannifin GmbH                                          Germany            100(7)
Parker Hannifin Holding GmbH                                  Germany            100(3)
Parker Hannifin Hong Kong Limited                             Hong Kong          100(13)
Parker Hannifin Industria e Comercio Ltda.                    Brazil             100(14)
Parker Hannifin Japan Ltd.                                    Japan              100
Parker Hannifin Motion & Control (Shanghai) Co. Ltd.          China              100
Parker Hannifin Oy                                            Finland            100
Parker Hannifin Pension Trustees Ltd.                         United Kingdom     100(15)
Parker Hannifin plc                                           United Kingdom     100(11)
Parker Hannifin S.A.                                          France             100
Parker Hannifin S.p.A.                                        Italy              100
Parker Hannifin Sp. z.o.o.                                    Poland             100
Parker Hannifin Taiwan Ltd.                                   Taiwan             100
Parker Hannifin Verwaltungs GmbH                              Germany            100(7)
Parker Korea Ltd.                                             Korea              100(3)
Parker Lucifer S.A.                                           Switzerland        100
Parker Seal de Baja S.A. de C.V.                              Mexico             100
Parker Seals S.p.A.                                           Italy              100(16)
Parker Sempress B.V.                                          Netherlands        100(17)
Parker Sistemas de Automatizacion S.A. de C.V.                Mexico             100
Parker Hannifin de Mexico S.A. de C.V.                        Mexico             100(8)
Parker-Hannifin (Africa) Proprietary Limited                  South Africa       100
Parker-Hannifin India Private Ltd.                            India              100
Parker-Hannifin N.V. S.A.                                     Belgium            100(4)
Parker-Hannifin s.r.o.                                        Czech Republic     100(3)
Parker-Hannifin Singapore Pte.  Ltd.                          Singapore          100
P-H do Brasil Comercial Ltda.                                 Brazil             100(3)
PH Finance Ltd.                                               United Kingdom     100
Schrader Bellows Parker,S.A. de C.V.                          Mexico             100(8)
UCC Australia Pty. Ltd.                                       Australia          100(6)
UCC Corporation                                               Switzerland        100(18)
Veriflo Europe NASV                                           Belgium            100

--------------

         (1)      Excludes directors' qualifying shares
         (2)      Owned 100% by Parker de Puerto Rico, Inc.
         (3)      Owned 100% by Parker-Hannifin International Corp.
         (4)      Owned 100% by Parker Hannifin B.V.
         (5)      Owned 100% by Parker Hannifin (UK) Limited
         (6)      Owned 100% by Parker-Hannifin (Australia) Pty. Ltd.
         (7)      Owned 100% by Parker Hannifin Holding GmbH
         (8)      Owned 100% by Parker Sistemas de Automatizacion S.A. de C.V.
         (9) Owned 51% by Parker Hannifin (Thailand) Co., Ltd. and 49% by Parker-Hannifin Corporation
         (10) Owned 50% by Parker-Hannifin Corporation and 50% by Parker-Hannifin International Corp
         (11)     Owned 100% by Alenco (Holdings) Ltd.
         (12) Owned 77.5% by Parker Hannifin International Corp. and 22.5% by Parker AIP Corp.
         (13) Owned 99.99% by Parker-Hannifin Corporation and .01% by Parker-Hannifin International Corp.


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         (14)     Owned 37.5% by P-H do Brasil Comercial Ltda. and 62.5% by
                  Parker- Hannifin International Corp.
         (15)     Owned 100% by Parker Hannifin plc
         (16)     Owned 100% by Parker-Hannifin S.p.A.
         (17)     Owned 100% by Beheermaatschappij Sempress B.V.
         (18)     Owned 100% by UCC International Group Ltd.

         All of the foregoing subsidiaries are included in the Company's consolidated financial statements. In addition to the foregoing, the Company owns three inactive or name holding companies.


            *Numbered in accordance with Item 601 of Regulation S-K.